EXHIBIT 10.90

AMENDMENT

TO

DEFERRED COMPENSATION AGREEMENT FOR DIRECTOR’S FEES

This Amendment to Deferred Compensation Agreement for Director’s Fees (the “Amendment”) is entered into as of the __th day of November, 2005 by and between Franklin Resources, Inc., a Delaware corporation (the “Company”), located at One Franklin Parkway, San Mateo, California 94403-1906, and the non-employee director of the Company whose name is set forth on the signature page of this Amendment (the “Participant”).

RECITALS

WHEREAS, the Company and the Participant previously entered into that certain Deferred Compensation Agreement for Director’s Fees (the “Agreement”); and

WHEREAS, the Company and the Participant desire to amend the Agreement in order to prevent the Participant from inadvertently violating the Sarbanes-Oxley Act of 2002 (“SOX”) and Regulation BTR promulgated by the Securities and Exchange Commission thereunder (“Regulation BTR”) by acquiring certain deferred compensation amounts from the Company during a blackout period invoked in accordance with the requirements of SOX and Regulation BTR;

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.1	During any “blackout period” (as defined in Regulation BTR) in connection with the Franklin Templeton Profit Sharing 401(k) Plan, if the Participant otherwise would receive such Participant’s directors fees, for services rendered as a director during such blackout period (the “Payment Amount”), in hypothetical shares of the Company’s common stock (“BEN Stock”) during such blackout period, the Company shall not cause an investment by the Company of the Payment Amount into such hypothetical shares of BEN Stock during such blackout period, but, rather, shall take all steps necessary or appropriate to suspend such investment during, and until then end of, such blackout period required by Regulation BTR.

1.2	Following the termination of the blackout period required by Regulation BTR, the Company shall cause the Payment Amount to be invested in hypothetical shares of BEN Stock as soon as practicable thereafter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Amendment as of the date first set forth above.

FRANKLIN RESOURCES, INC., a Delaware corporation

By:
Name:
Title:

Non-employee Director